News Release

PartnerRe Shareholders Deserve Substantive and Factual Answers from EXOR

PEMBROKE, Bermuda – July 7, 2015 – PartnerRe Ltd. (NYSE:PRE) today urged shareholders attending EXOR’s presentation on its unsolicited offer to acquire PartnerRe to demand substantive and factual answers to critical questions. To date EXOR has either avoided answering important questions altogether or has provided misleading or incomplete responses to shareholders’ concerns.

Key questions relate to the inadequate value EXOR has placed on PartnerRe shares, the continued execution risks inherent in its offer, the negative impact on PartnerRe’s ratings and its preferred shares, and why EXOR did not engage with the PartnerRe Board in an attempt to resolve these issues.

Shareholding directors from PartnerRe’s board sought to attend EXOR’s presentation, to which all shareholders were invited, but were denied entry. Accordingly, we urge PartnerRe shareholders to demand answers to key questions, particularly with respect to the following topics:

•	Why should our shareholders be satisfied with a price which approximates economic book value and doesn’t compensate shareholders for earnings through closing? A transaction with EXOR won’t close until at least early 2016. Why is EXOR not willing to pay a fair price for PartnerRe that reflects current economic value, earnings prior to closing, and a customary control premium for PartnerRe’s strong franchise value?

•	How do you reconcile your statement that you’re offering a full price with the fact that you have not conducted due diligence? Doesn’t this confirm that EXOR views $137.50 per common share as a cheap price for PartnerRe?

•	Why isn’t EXOR following its own advice by investing in a basket of (re)insurance peers that yields 8%, given the over 8% return it has estimated it will make on its investment in PartnerRe? If EXOR truly believes that public markets can deliver similar returns over time to PartnerRe with more diversification and less risk, why is EXOR not taking its own advice and buying a basket of (re) insurance stocks? Are these return numbers truly credible?

•	Why won’t the key controlling EXOR shareholders commit to making the necessary regulatory filings? By comparison, AXIS Capital is well known to PartnerRe’s insurance regulators and is well on the way to obtaining all necessary regulatory approvals.

•	Why is EXOR unwilling to protect PartnerRe’s shareholders in the event EXOR cannot obtain all necessary regulatory approvals? Why is EXOR unwilling to compensate PartnerRe for its out-of-pocket loss of $315 million in termination fees as well as the lost upside of the AXIS transaction if EXOR cannot secure regulatory approvals?

•	On what basis can EXOR claim that its acquisition of PartnerRe would not affect the ratings for preferred holders? Contrary to what EXOR would like shareholders to believe, S&P has not made any statement or affirmation regarding the ratings of PartnerRe’s preferred shares under potential EXOR ownership. Does EXOR really expect S&P, Moody’s, Fitch and

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A.M. Best not to factor in EXOR’s financial exposure to its portfolio of non-investment grade industrial companies when assessing risk to PartnerRe?

The PartnerRe Board of Directors continues to urge its shareholders of both common and preferred shares to promptly use the white proxy card to vote FOR the Amalgamation Agreement with AXIS Capital at the Shareholder Meeting on July 24, 2015.

Shareholders with questions about how to vote their shares may call Innisfree M&A Incorporated at (877) 825-8971 (toll-free from the U.S. and Canada) or +1-412-232-3651 (from other locations.)

Additional information is available on PartnerRe’s website and on www.partnerre-valuecreation.com.

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About PartnerRe

PartnerRe Ltd. is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company, through its wholly owned subsidiaries, also offers capital markets products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, multi-line and other lines in its Non-life operations, mortality, longevity and accident and health in its Life and Health operations, and alternative risk products. For the year ended December 31, 2014, total revenues were $6.5 billion. At March 31, 2015, total assets were $22.5 billion, total capital was $8.0 billion and total shareholders’ equity attributable to PartnerRe was $7.2 billion.

PartnerRe on the Internet: www.partnerre.com

PartnerRe Ltd. Contacts:

Investor Contact: Robin Sidders

robin.sidders@partnerre.com
(441) 294-5216

Media Contact: Celia Powell

celia.powell@partnerre.com

(441) 294-5210

Or

Sard Verbinnen & Co
Drew Brown/Robin Weinberg
(212) 687-8080

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Important Information For Investors And Shareholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between PartnerRe Ltd. (“PartnerRe”) and AXIS Capital Holdings Limited (“AXIS”). In connection with this proposed business combination, PartnerRe and AXIS have filed a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), and a definitive joint proxy statement/prospectus of PartnerRe and AXIS and other documents related to the proposed transaction. This communication is not a substitute for any such documents. The registration statement was declared effective by the SEC on June 1, 2015 and the definitive proxy statement/prospectus has been mailed to shareholders of PartnerRe and AXIS. INVESTORS AND SECURITY HOLDERS OF PARTNERRE AND AXIS ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. A definitive proxy statement has been mailed to shareholders of PartnerRe and AXIS. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by PartnerRe and/or AXIS through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by PartnerRe are available free of charge on PartnerRe’s internet website at http://www.partnerre.com or by contacting PartnerRe’s Investor Relations Director by email at robin.sidders@partnerre.com or by phone at 1-441-294-5216. Copies of the documents filed with the SEC by AXIS are available free of charge on AXIS’ internet website at http://www.axiscapital.com or by contacting AXIS’ Investor Relations Contact by email at linda.ventresca@axiscapital.com or by phone at 1-441-405-2727.

Participants in Solicitation

PartnerRe, AXIS, their respective directors and certain of their respective executive officers may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of PartnerRe is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 26, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on April 1, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on January 29, 2015, May 16, 2014 and March 27, 2014. Information about the directors and executive officers of AXIS is set forth in its Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on February 23, 2015, its proxy statement for its 2014 annual meeting of stockholders, which was filed with the SEC on March 28, 2014, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, which was filed with the SEC on May 4, 2015 and its Current Reports on Form 8-K, which were filed with the SEC on March 11, 2015, January 29, 2015, August 7, 2014, June 26, 2014, March 27, 2014 and February 26, 2014.

These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC.

Forward Looking Statements

Certain statements in this communication regarding the proposed transaction between PartnerRe and AXIS are “forward-looking” statements. The words “anticipate,” “believe,” “ensure,” “expect,” “if,”

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“illustrative,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely” “plan,” “positioned,” “strategy,” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. These forward-looking statements, which are subject to risks, uncertainties and assumptions about PartnerRe and AXIS, may include projections of their respective future financial performance, their respective anticipated growth strategies and anticipated trends in their respective businesses. These statements are only predictions based on current expectations and projections about future events. There are important factors that could cause actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements, including the risk factors set forth in PartnerRe’s and AXIS’ most recent reports on Form 10-K, Form 10-Q and other documents on file with the SEC and the factors given below:

• the failure to obtain the approval of shareholders of PartnerRe or AXIS in connection with the proposed transaction;

•	the failure to consummate or delay in consummating the proposed transaction for other reasons;

•	the timing to consummate the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained, or is obtained subject to conditions that are not anticipated;

•	AXIS’ or PartnerRe’s ability to achieve the synergies and value creation contemplated by the proposed transaction;

•	the ability of either PartnerRe or AXIS to effectively integrate their businesses; and

•	the diversion of management time on transaction-related issues.

PartnerRe’s forward-looking statements are based on assumptions that PartnerRe believes to be reasonable but that may not prove to be accurate. AXIS’ forward-looking statements are based on assumptions that AXIS believes to be reasonable but that may not prove to be accurate. Neither PartnerRe nor AXIS can guarantee future results, level of activity, performance or achievements. Moreover, neither PartnerRe nor AXIS assumes responsibility for the accuracy and completeness of any of these forward-looking statements. PartnerRe and AXIS assume no obligation to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as may be required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.